Exhibit 99.1 Public Service Enterprise Group 1st QUARTER 2023 NYSE: PEG Financial Results Presentation May 2, 2023

st PSEG 1 Quarter 2023 Forward-Looking Statements • our ability to obtain adequate nuclear fuel supply; Certain of the matters discussed in this presentation about our and our subsidiaries’ future • changes in technology related to energy generation, distribution and consumption and changes performance, including, without limitation, future revenues, earnings, strategies, prospects, in customer usage patterns; consequences and all other statements that are not purely historical constitute “forward-looking • third-party credit risk relating to and purchase of nuclear fuel; statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- • any inability to meet our commitments under forward sale obligations and Regional Transmission looking statements are subject to risks and uncertainties, which could cause actual results to differ Organization rules; materially from those anticipated. Such statements are based on management’s beliefs as well as • reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet; assumptions made by and information currently available to management. When used herein, the • the impact of changes in state and federal legislation and regulations on our business, including words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” PSE&G’s ability to recover costs and earn returns on authorized investments; “forecast,” “project,” variations of such words and similar expressions are intended to identify forward- • PSE&G’s proposed investment programs may not be fully approved by regulators and its capital looking statements. Factors that may cause actual results to differ are often presented with the forward- investment may be lower than planned; looking statements themselves. Other factors that could cause actual results to differ materially from • our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term those contemplated in any forward-looking statements made by us herein are discussed in filings we support for our nuclear fleet; make with the United States Securities and Exchange Commission (SEC), including our Annual Report • adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns; on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not • risks associated with our ownership and operation of nuclear facilities, including increased limited to: nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and • any inability to successfully develop, obtain regulatory approval for, or construct transmission trade control, environmental and other regulations, as well as financial, environmental and health and distribution, and other generation projects; and safety risks; • the physical, financial and transition risks related to climate change, including risks relating to • changes in federal and state environmental laws and regulations and enforcement; potentially increased legislative and regulatory burdens, changing customer preferences and • delays in receipt of, or an inability to receive, necessary licenses and permits and siting lawsuits; approvals; and • any equipment failures, accidents, critical operating technology or business system failures, • changes in tax laws and regulations. severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to All of the forward-looking statements made in this presentation are qualified by these cautionary provide safe and reliable service to our customers; statements and we cannot assure you that the results or developments anticipated by management will • any inability to recover the carrying amount of our long-lived assets; be realized or even if realized, will have the expected consequences to, or effects on, us or our business, • disruptions or cost increases in our supply chain, including labor shortages; prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place • any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; undue reliance on these forward-looking statements in making any investment decision. Forward-looking • the impact of cybersecurity attacks or intrusions or other disruptions to our information statements made in this presentation apply only as of the date of this presentation. While we may elect technology, operational or other systems; to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, • a material shift away from natural gas toward increased electrification and a reduction in the use even in light of new information or future events, unless otherwise required by applicable securities laws. of natural gas; • the impact of the coronavirus pandemic; The forward-looking statements contained in this presentation are intended to qualify for the safe harbor • failure to attract and retain a qualified workforce; provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities • inflation, including increases in the costs of equipment, materials, fuel and labor; Exchange Act of 1934, as amended. • the impact of our covenants in our debt instruments and credit agreements on our business; • adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs; • fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; 2 2 st PSEG 1 Quarter 2023 GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Net Income/(Loss), which is an indicator of financial Income/(Loss) reported in accordance with accounting principles performance determined in accordance with GAAP. In addition, generally accepted in the United States (GAAP). Operating non-GAAP Operating Earnings as presented in this release may Earnings is a non-GAAP financial measure that differs from Net not be comparable to similarly titled measures used by other Income/(Loss). Non-GAAP Operating Earnings exclude the companies. impact of gains (losses) associated with the Nuclear Due to the forward-looking nature of non-GAAP Operating Decommissioning Trust (NDT), Mark-to-Market (MTM) Earnings guidance, PSEG is unable to reconcile this non-GAAP accounting and material one-time items. The last two slides in financial measure to the most directly comparable GAAP this presentation (Slides A and B) include a list of items financial measure because comparable GAAP measures are not excluded from Net Income/(Loss) to reconcile to non-GAAP reasonably accessible or reliable due to the inherent difficulty in Operating Earnings with a reference to those slides included on forecasting and quantifying measures that would be required for each of the slides where the non-GAAP information appears. such reconciliation. Namely, we are not able to reliably project Management uses non-GAAP Operating Earnings in its internal without unreasonable effort MTM and NDT gains (losses), for analysis, and in communications with investors and analysts, as future periods due to market volatility. These items are a consistent measure for comparing PSEG’s financial uncertain, depend on various factors, and may have a material performance to previous financial results. The presentation of impact on our future GAAP results. non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or navigating to the Email Alerts webpage here. 3 3 st PSEG 1 Quarter 2023 PSEG Q1 2023 First Quarter Results – On track • Net Income of $2.58 per share • Non-GAAP Operating Earnings* of $1.39 per share • PSE&G non-GAAP Operating Earnings* reflect ongoing T&D investments offset by lower Pension/OPEB credits and timing of taxes • PSEG Power & Other non-GAAP Operating Earnings* driven by higher average annual hedged price, with majority realized in Q1 • Dividend per share raised by 5.6% to indicative 2023 annual rate of $2.28** Operational Excellence • PSE&G completed the second phase of the Gas System Modernization Program during Q1 2023 • CEF-EC/AMI installations on schedule and on budget; 800,000 of the 2.3 million planned meter replacements in service • Nuclear operations achieved a high average capacity factor for Q1 2023 • All PSEG unions representing NJ workers ratified new four-year bargaining agreements Disciplined Investment • PSE&G invested ~$0.8 billion in Q1, as part of its full-year 2023, $3.5 billion capital investment program • PSE&G implementing its 5-year capital program of $15.5 billion - $18 billion, supporting our 6% - 7.5% compound annual growth in rate base over the 2023–2027 period PSEG Power & Other includes our nuclear generating fleet, gas operations, PSEG Long Island, remaining offshore wind investments, potential hydrogen investments, Parent and other. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. ** All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. 4 4 st PSEG 1 Quarter 2023 Re-affirming full-year 2023 guidance PSEG Non-GAAP Operating Earnings 2023E Non-GAAP Operating EPS Drivers $3.40E - $3.50E • CIP stabilizes distribution margin from weather impacts and other volumetric variances $0.40 - $0.45 • PSE&G transmission formula rate and infrastructure investment and clean energy program roll-ins provide current recovery of investments • PSEG Power & Other realized the majority of higher average annual hedged prices for 2023 during Q1 $3.00 - $3.05 • PSEG cost comparisons in line with expectations • PSE&G pension accounting order in effect for full year 2023 2023E PSE&G PSEG Power & Other 5 5 st PSEG 1 Quarter 2023 Regulatory and Policy Update NJ Board of Public Utilities Investment Priorities Aligned with NJ’s Clean Energy Agenda • Gas System Modernization Program III filing: $2.5 billion, three-year investment proposal to continue work to update • Incremental investments in existing PSEG programs would existing infrastructure and reduce greenhouse gas emissions, support NJ’s increasing targets to decarbonize the economy while sustaining thousands of jobs created under GSMP II through Governor Murphy’s February 2023 Executive Orders: - 100% clean energy by 2035 - Includes proposals for a renewable natural gas facility and hydrogen electrolyzer - Electrifying transportation - No internal combustion engine vehicles sold after 2035 and increased incentives • CEF-EE extension filing (requested $320 million) pending for Medium and Heavy-Duty EV adoption • Electric and Gas Distribution Base Rate Case to be filed by - Building electrification – 400,000 homes, 20,000 year-end 2023 commercial properties and 10% of low-moderate income • Two new BPU Commissioners nominated; pending state properties by 2030 legislative confirmation - Initiated 18-month stakeholder process to achieve reduced gas emission goal by 2030 Federal Energy Regulatory Commission • BPU to address the balance of CEF filing regarding Medium • RTO incentive ROE adder continues to remain in place and Heavy-Duty EVs in conjunction with ongoing stakeholder proceedings; filing expected in 2023 6 6

PSEG 1st Quarter 2023

PSEG: An improved business mix and platform for predictable growth

- Re-affirming full-year 2023 non-GAAP Operating Earnings guidance of $3.40 - $3.50 per share
- PSE&G expected to contribute ~90% of 2023 non-GAAP Operating Earnings
- PSEG long-term earnings growth rate of 5% - 7% for 2023-2027
- Best-in-class, customer-centric regulated Utility with robust 5-year capital investment program of $15.5B - $18B, supporting our 6% - 7.5% compound annual growth in rate base over the 2023-2027 period
- Retaining Nuclear fleet with PTC stabilized, predictable cash flows and multiple growth paths with modest investment

- PSEG's solid balance sheet supports execution of 5-year capital plan with no new equity or need to sell assets
- 2023 indicative annual common dividend* of $2.28 per share represents a 5.6% increase over 2022
- PSE&G has the lowest residential bills among regional peers for gas, electric bills lower than regional peer average and favorable "share of wallet" combined electric and gas bill comparisons
- Exiting offshore wind generation, continuing to pursue offshore transmission projects

* All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

7

st PSEG 1 Quarter 2023 Q1 2023 Review 8

st PSEG 1 Quarter 2023 PSEG Q1 Results PSEG EPS Summary – Three Months ended March 31 Net Income/(Loss) 2023 2022 Change PSE&G $ 0.98 $ 1.02 $ (0.04) PSEG Power & Other $ 1.60 $ (1.02) $ 2.62 Total PSEG $ 2.58 $ 0.00 $ 2.58 Non-GAAP Operating Earnings* 2023 2022 Change PSE&G $ 0.99 $ 1.01 $ (0.02) PSEG Power & Other $ 0.40 $ 0.32 $ 0.08 Total PSEG $ 1.39 $ 1.33 $ 0.06 Note: Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. 9 9

st PSEG 1 Quarter 2023 PSEG EPS Reconciliation – Q1 2023 versus Q1 2022 $2.75 $2.00 $2.58 $1 $2. .75 50 $1.50 $1.39 0.08 (0.02) $1.33 Transmission 0.01 Gross Margin 0.10 $1.25 Re-contracting/Market 0.17 Gas Margin 0.01 Capacity (0.02) Other Margin 0.01 Gas Operations (0.05) $1.00 Distribution O&M 0.03 O&M 0.01 Distribution Interest (0.04) $0.75 Depreciation & Interest (0.02) Non-Operating Distribution Non-Operating Pension/OPEB (0.03) Pension/OPEB (0.04) Taxes & Other 0.04 $0.50 Distribution Taxes & Other (0.03) Lower Share Count 0.01 $0.25 $0.00 $0.00 Q1 2022 Q1 2022 PSE&G PSEG Power & Other Q1 2023 Q1 2023 Net Operating Earnings Operating Earnings Net Loss (non-GAAP)* (non-GAAP)* Income Note: Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. 10 10 $ / share ~ ~

PSEG 1st Quarter 2023

PSE&G
Q1 Highlights

Operations

- The number of Residential Electric and Gas customers, the driver of margin growth under the CIP, each grew by ~1% for the trailing 12 months ended March 31
- CIP minimizes margin volatility due to variations in sales, regardless of the sales driver (weather, energy efficiency, net-metered solar, economy)
  - For the trailing 12 months ended March 31, weather-normalized Electric sales increased by ~2%
  - For the trailing 12 months ended March 31, weather-normalized Gas sales increased by ~4%
- Achieved top quartile performance overall, among large utilities in the east in J.D. Power's Q1 2023 Residential Electric and Gas Studies

Regulatory and Market Environment

- PSE&G reduced the gas commodity charge twice during the winter heating season ($0.65 per therm to $0.47 per therm), resulting in a total bill reduction of ~14% per month for a typical residential gas customer effective March 1, 2023

Financial

- PSE&G invested $0.8 billion in Q1, on track to invest $3.5 billion in 2023 to modernize T&D infrastructure, clean energy future programs and "Last Mile" projects that support New Jersey's policies for energy transition
- PSE&G issued $900 million of Secured Medium-Term Notes (Green Bonds): $500 million of 4.65% Notes due March 2033 and $400 million of 5.13% Notes due March 2053
- PSE&G Q1 2023 non-GAAP Operating Earnings per share declined by 2%, primarily reflecting lower Pension/OPEB credits
- PSE&G 2023 non-GAAP Operating Earnings guidance is unchanged at $1,500 million - $1,525 million

11

PSEG 1st Quarter 2023

PSEG Power & Other

Three Months ended March 31		
Nuclear Generation Measures	**2022**	**2023**
Capacity Factor	100%	100%
Fuel Cost ($ millions)	$49	$48
Generation (GWh)	8,439	8,395
Fuel Cost ($/MWh)	$5.81	$5.72
Refueling Outages	Spring – S1 Fall – HC, PB2	Spring – S2 Fall – S1, PB3

PJM Capacity Auction Results		
2023 Delivery Period	**PSEG's Average Prices ($/MW-Day)**	**PSEG's Cleared Capacity (MW)**
Jan – May	$97	3,300
Jun – Dec	$49	3,700

Carbon-Free Contracted Energy Sales*		
Baseload Nuclear	**2023E**	**2024E**
Volume TWh	30 – 32	30 - 32
% Hedged	95-100%	75-80%
Price $/MWh	$31	$37

Other Financial Considerations

- Majority of higher average annual hedged prices vs. 2022 realized in Q1
- PSEG Power & Other 2023 non-GAAP Operating Earnings guidance unchanged at $200 million - $225 million
- Authorized funding to transition PSEG's 100%-owned Hope Creek unit from 18 month to 24 month fuel cycles as early as 2025

* Numbers reflect management's view of hedged percentages and prices as of December 31, 2022 for 2023E and March 31, 2023 for 2024E. Prices for 2023E reflect revenues of full requirement load deals based on contract price including renewable energy credits and ancillary, but excluding capacity and transmission components. Prices for 2024E reflect energy revenues only. Hedged positions include MTM accounting treatment and options.

Note: Generation indicates period net generation; Average Prices and Cleared Capacity reflect base and incremental auctions.

12

st PSEG 1 Quarter 2023 Appendix 13

st PSEG 1 Quarter 2023 PSEG – Full Year 2023 Guidance by Business PSEG Non-GAAP Operating Earnings Guidance $ millions (except EPS) 2023E PSE&G $1,500 - $1,525 PSEG Power & Other $200 - $225 PSEG Operating Earnings (non-GAAP) $1,700 - $1,750 PSEG Operating EPS (non-GAAP) $3.40 - $3.50 14 14

PSEG 1st Quarter 2023

PSEG maintains a solid financial position

PSEG

PSEG Senior Unsecured Credit Ratings

Moody's = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable

PSEG 364-Day Term Loan Outstanding (1,2)	$1.25B
PSEG Long-term Debt Outstanding	$4.12B
PSEG Consolidated Debt to Capitalization	58%

PSEG Power Issuer Credit Ratings

Moody's = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable

PSEG Power Long-term Debt Outstanding (2)	$1.25B

PSEG Liquidity and Net Cash Collateral Postings

- PSEG had approximately $3.9B of available liquidity plus cash and short-term investments of $1.2B (inclusive of $0.8B at PSE&G) at 3/31/2023
- PSEG Power had net cash collateral postings of $0.7B at 3/31/2023 primarily related to out-of-the-money hedged positions resulting from higher energy prices

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings

Moody's = A1 / Outlook = Stable S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding	$13.59B

PSEG Long-Term Maturity Profile Through 2027


Principal Maturing ($ Millions)
2,500
2,000
1,500
1,000
500
0
2023
2024
2025
2026
2027
PSE&G
PSEG Power
PSEG

Financing Activity Subsequent to March 31, 2023

Maturity of 364-Day Variable Rate Term Loan due April 2023	$(0.75B)
Entered into 364-Day Variable Rate Term Loan due April 2024	$0.75B

All data is as of 3/31/2023 unless otherwise noted.
(1) 364-Day term loan is included in Short-Term Debt as Commercial Paper & Loans. As of 3/31/2023, 364-Day Term Loans included $0.75B, which matured April 2023, and $0.5B maturing May 2023. Subsequent to March 31, 2023, PSEG entered into a new $0.75B 364-Day Term Loan maturing April 2024.
(2) PSEG 364-Day term loans and PSEG Power long-term debt are at a variable rate. As of May 2, 2023, PSEG has entered into floating-to-fixed interest rate swaps totaling $1,225M in order to reduce the volatility in interest expense for a portion of our variable rate debt on our $500M, 364-Day term loan maturing in May 2023 at PSEG and $1.25B, 3-year term loan maturing March 2025 at PSEG Power.
Note: Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding. Amounts on slide are rounded up to two decimal places.

15

st PSEG 1 Quarter 2023 PSEG Liquidity as of March 31, 2023 Expiration Total Available Company Facility Usage Date Facility Liquidity ($ millions) PSE&G Revolving Credit Facility March 2027 $1,000 $18 $982 PSEG Money Pool (A,B) PSEG/PSEG Power Revolving Credit Facility (PSEG) March 2027 $1,500 $2 $1,498 (A) Revolving Credit Facility (PSEG Power) March 2027 1,250 39 1,211 Letter of Credit Facility (PSEG Power) September 2024 200 94 106 Letter of Credit Facility (PSEG Power) April 2025 100 0 100 Letter of Credit Facility (PSEG Power) April 2024 100 66 34 $3,150 $201 $2,949 Total Facilities $4,150 $219 $3,931 PSEG Money Pool Cash and Short-term Investments $391 PSE&G Cash and Short-term Investments $814 Total Liquidity Available $5,136 Total Money Pool Liquidity Available $3,340 (A) Master Facility of $2.75B with a PSEG sublimit of $1.5B and PSEG Power sublimit of $1.25B, which can be adjusted subject to terms within the credit agreement. (B) The PSEG sublimit includes a sustainability linked pricing based mechanism with potential increases or decreases, which are not expected to be material, depending on performance 16 16 relative to targeted methane emission reductions.

st PSEG 1 Quarter 2023 PSEG Sustainability and ESG Summary PSEG Leadership Policies & Goals Recognition & Memberships • PSEG is a vocal advocate for an economy- • Named to Forbes List for America’s Best • PSE&G’s Clean Energy Future programs wide price on carbon and preservation of our Employers for Diversity for 2023 approved to invest $2B to decarbonize the existing carbon-free nuclear generating fleet NJ economy via Energy Efficiency, • Named to 2023 JUST 100 list of EV infrastructure, and AMI • Committed to rigorous oversight of political America’s Most JUST Companies contributions and transparency in disclosure by JUST Capital • Accelerated PSEG’s climate vision for Net Zero GHG emissions to 2030 for scopes 1 & 2 • PSEG oversight of sustainability and climate • MSCI raised PSEG’s corporate ESG initiatives by Board of Directors’ Governance, rating to its highest rating of AAA • PSEG continues to work towards developing and Nominating and Sustainability Committee submitting for validation to the Science Based • PSE&G was recognized with the 2022 Target initiative GHG emission targets for scopes ® • Human Rights Policy PA Consulting ReliabilityOne Award for 1, 2 and 3 in September 2023 Outstanding Reliability Performance in $0.40 -$0.45 • LGBTQ+ Inclusion Pledge the Mid-Atlantic Metropolitan Service Area • PSEG generating fleet is a Top 10 U.S. st for the 21 consecutive year • PSEG’s ESG goals and business strategy producer of carbon-free energy and is coal-free are aligned with many of the U.N.’s SDGs • PSE&G won the 2022 EEI Edison Award, • ~$1B of regulated solar investments $3.00 - the electric utility industry's highest honor $3.05 • PSEG 2021 Sustainability and Climate Report* • Named to the Dow Jones Sustainability • PSEG Diversity, Equity & Inclusion Report* North America Index for 15 years in a row • PSEG ESG Performance Report* • PSEG ESG Disclosures* *These reports and disclosures should not be deemed incorporated into or part of these slides. Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF6 and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of electric and gas and line losses; Scope 3 are indirect emissions from our value chain. 17 st PSEG 1 Quarter 2023 Glossary of Terms AMI Automated Metering Infrastructure PB Peach Bottom PSEG Investor Relations 80 Park Plaza BPU New Jersey Board of Public Utilities PJM Pennsylvania New Jersey Maryland Newark NJ 07102 CEF Clean Energy Future PTC Production Tax Credit PSEG-IR-GeneralInquiry@pseg.com CIP Conservation Incentive Program ROE Return on Equity E Estimate RTO Regional Transmission Organization Link to PSEG Investor Relations Website EC Energy Cloud S Salem EEI Edison Electric Institute SF Sulfur Hexafluoride 6 EPS Earnings Per Share T&D Transmission and Distribution Link to PSEG ESG Webpages ESG Environmental, Social and Governance U.N. United Nations EV Electric Vehicle FERC Federal Energy Regulatory Commission GAAP Generally Accepted Accounting Principles GHG Greenhouse Gas GSMP Gas System Modernization Program HC Hope Creek MSCI Morgan Stanley Capital International O&M Operation & Maintenance OPEB Other Post-Employment Benefits 18 18

PSEG 1st Quarter 2023

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022
	($ millions, Unaudited)		
Net Income (Loss)	**$1,287**	**$(2)**	**$1,031**
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	(42)	72	270
(Gain) Loss on Mark-to-Market (MTM), pre-tax[a]	(772)	845	635
Plant Retirements, Dispositions and Impairments, pre-tax[b]	-	16	31
Lease Related Activity, pre-tax	-	-	78
Exit Incentive Program (EIP), pre-tax	11	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[c]	211	(259)	(306)
Operating Earnings (non-GAAP)	**$695**	**$672**	**$1,739**
PSEG Fully Diluted Average Shares Outstanding (in millions)[d]	**500**	**501**	**501**
	($ Per Share Impact – Diluted, Unaudited)		
Net Income (Loss)	**$2.58**	**$0.00**	**$2.06**
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.08)	0.14	0.54
(Gain) Loss on MTM, pre-tax[a]	(1.55)	1.69	1.27
Plant Retirements, Dispositions and Impairments, pre-tax[b]	-	0.03	0.06
Lease Related Activity, pre-tax	-	-	0.15
EIP, pre-tax	0.02	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[c]	0.42	(0.52)	(0.61)
Share Differential[d]	-	(0.01)	-
Operating Earnings (non-GAAP)	**$1.39**	**$1.33**	**$3.47**

a) Includes the financial impact from positions with forward delivery months.

b) Three months ended March 31, 2022 and full year 2022 includes the results for fossil generation sold in February 2022.

c) Income tax effect calculated at statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the three months ended March 31, 2022 to reconcile the two Earnings/(Loss) per share calculations.

Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

A

PSEG 1st Quarter 2023

Reconciliation of Non-GAAP Operating Earnings

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022
	($ millions, Unaudited)		
Net Income	**$487**	**$509**	**$1,565**
EIP, pre-tax	7	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items	(2)	-	-
Operating Earnings (non-GAAP)	**$492**	**$509**	**$1,565**
PSEG Fully Diluted Average Shares Outstanding (in millions)[a]	**500**	**501**	**501**

(a) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022
	($ millions, Unaudited)		
Net Income (Loss)	**$800**	**$(511)**	**$(534)**
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax[a]	(42)	72	270
(Gain) Loss on Mark-to-Market (MTM), pre-tax[b]	(772)	845	635
Plant Retirements, Dispositions and Impairments, pre-tax[c]	-	16	31
Lease Related Activity, pre-tax	-	-	78
EIP, pre-tax	4	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[c]	213	(259)	(306)
Operating Earnings (non-GAAP)	**$203**	**$163**	**$174**
PSEG Fully Diluted Average Shares Outstanding (in millions)[d]	**500**	**501**	**501**

(a) Includes the financial impact from positions with forward delivery months.
(b) Amount for the three months ended March 31, 2022 and full year 2022 includes the results for fossil generation sold in February 2022.
(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.
(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

B

st PSEG 1 Quarter 2023 Thank you 21